 As filed with the Securities and Exchange Commission on September 26, 1997.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-A/A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                    UNION TEXAS PETROLEUM HOLDINGS, INC.
           (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                76-0040040
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                 1330 Post Oak Boulevard
                      Houston, Texas                              77056
        (Address of Principal Executive Offices)                (Zip Code)

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class             Name of each exchange on
        to be so registered             which each class is to be registered

COMMON STOCK PURCHASE RIGHTS            NEW YORK STOCK EXCHANGE


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [x]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. []

        Securities Act registration statement file number to which this form relates: (if applicable)

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                    NONE
                              (Title of Class)

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The undersigned registrant hereby amends the Registration Statement on Form 8-A (the "Form 8-A") dated September 15, 1997 by adding to its Exhibit List the letter to the Company's stockholders dated September 26, 1997.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        On September 12, 1997, the Board of Directors of Union Texas Petroleum Holdings, Inc. (the "Company"), authorized the issuance of one right (a "Right") with respect to each outstanding share of voting common stock, par value of $0.05 ("Common Stock"), of the Company as of the close of business on September 23, 1997. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated September 12, 1997, between the Company and First Chicago Trust Company of New York (the "Rights Agent").

        The description of the Common Stock Purchase Rights contained in Item 1 of the Form 8-A is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit No.     Description of Exhibit

1 Rights Agreement dated as of September 12, 1997 between the Company and First Chicago Trust Company of New York, as Rights Agent, which includes as EXHIBIT A the Form of Right Certificate and as EXHIBIT B the Summary of Rights to Purchase Common Stock (previously filed as Exhibit 1 to the Form 8-A, and incorporated herein by reference).

2 Summary of Rights to Purchase Common Stock sent to the Company's stockholders on September 26, 1997 (previously filed as Exhibit B to the Rights Agreement filed as Exhibit 1 to the Form 8-A, and incorporated herein by reference).

3 Letter to the Company's stockholders dated September 26, 1997 announcing the declaration of the Rights.


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                                 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  UNION TEXAS PETROLEUM HOLDINGS, INC.


Date: September 26, 1997          By: /s/ ALAN R. CRAIN, JR.
                                     ------------------------------------------
                                     Name:   Alan R. Crain, Jr.
                                     Title:  Vice President and General Counsel

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                              INDEX TO EXHIBITS



Exhibit No.     Description of Exhibit
1               Rights Agreement dated as of September 12, 1997 between the
                Company and First Chicago Trust Company of New York, as Rights
                Agent, which includes as EXHIBIT A the Form of Right
                Certificate and as EXHIBIT B the Summary of Rights to Purchase
                Common Stock (previously filed as Exhibit 1 to the Form 8-A, and incorporated herein by reference).

2               Summary of Rights to Purchase Common Stock sent to the
                Company's stockholders on September 26, 1997 (previously filed as Exhibit B to the Rights Agreement filed as Exhibit 1 to the Form 8-A, and incorporated herein by reference).

3 Letter to the Company's stockholders dated September 26, 1997 announcing the declaration of the Rights.